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                                                                      Exhibit 11


                     COMPUTER NETWORK TECHNOLOGY CORPORATION

       Statement Re: Computation of Net Income Per Basic and Diluted Share
                      (in thousands, except per share data)
                                   (Unaudited)

                                                                  Weighted
                                                               Average Shares  Per Share
                                                   Net Income    Outstanding     Amount
                                                   -----------    ----------    --------
Three Months Ended June 30,

1999:
    Basic                                             $1,786        23,062        $.08
    Dilutive effect of employee stock purchase
    awards and options(1)                               --           3,164        (.01)

                                                   -----------    ----------    --------
    Diluted                                           $1,786        26,226        $.07
                                                   ===========    ==========    ========


1998:
    Basic                                             $  870        22,107        $.04
    Dilutive effect of employee stock purchase
    awards and options(1)                               --             150         --

                                                   -----------    ----------    --------
    Diluted                                           $  870        22,257        $.04
                                                   ===========    ==========    ========



Six Months Ended June 30,

1999:
    Basic                                             $4,483        22,773        $.20
    Dilutive effect of employee stock purchase
    awards and options(1)                               --           2,876        (.03)

                                                   -----------    ----------    --------
    Diluted                                           $4,483        25,649        $.17
                                                   ===========    ==========    ========


1998:
    Basic                                             $1,239        22,080        $.06
    Dilutive effect of employee stock purchase
    awards and options(1)                               --             143         --

                                                   -----------    ----------    --------
    Diluted                                           $1,239        22,223        $.06
                                                   ===========    ==========    ========

(1) For the second quarter and first half of 1999 and 1998, potential dilutive securities primarily consisting of outstanding stock options and shares issuable under the employee stock purchase plan are included in the computation of net income per diluted share using the treasury stock method.